                                                                    Exhibit 23.8



                [Letterhead of Stewart McKelvey Stirling Scales]


                                                                  April 19, 1999

Securities and Exchange Commission
450 Fifth Avenue N.W.
Judiciary Plaza
Washington, D.C. 20549


         Re: Statia Terminals Group N.V.

         We hereby consent to references to this firm under the captions "Risk Factors - Risks Inherent in the Common Shares - You may not be able to sue us effectively in the Netherlands Antilles or Canada" and "Enforceability of Certain Civil Liabilities" on the Prospectus forming part of the Registration Statement of Statia Terminals Group N.V. on Form S-1.

         In giving this consent, we do not hereby admit that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder for purposes of any part of the Registration Statement (as it may be further amended from time to time), including this exhibit.

                                            Yours truly,


                                            /s/ Stewart McKelvey Stirling Scales
                                            ------------------------------------
                                              Stewart McKelvey Stirling Scales